UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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American International Industries, Inc.
(Name of Registrant as Specified In Its Charter)

__________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Table of Contents
Notice of Special Shareholder Meeting	3
Proposals to be Voted on By Shareholders	6
Item 1. Date, Time and Place Information	5
Item 2. Revocability of Proxy	7
Item 3. Dissenter's Right of Appraisal	7
Item 4. Persons Making the Solicitation	7
Item 5. Interest of Certain Persons in the Matters to Be Acted Upon	8
Item 6. Voting Securities and Principals Thereof	8
Item 7. Directors and Executive Officers	9
Item 8. Compensation of Directors and Executive Officers	11
Item 9. Independent Public Accountants	12
Item 12. Modification or Exchange of Securities	13
Item 13. Financial and Other Information	13
Item 18. Matters not Required to be Submitted	30
Item 19. Amendment of Charter, Bylaws or Other Documents	33
Item 21. Voting Procedures	33
Proxy Card	35

PRELIMINARY PROXY STATEMENT AND FORM OF PROXY
AMERICAN INTERNATIONAL INDUSTRIES, INC.
601 CIEN STREET, SUITE 235, KEMAH, TX 77565

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE __, 2002

To the Shareholders of American International Industries, Inc.

NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of American International Industries, Inc., a Nevada corporation (the "Company"), will be held on June __, 2002, at 10:00 a.m. Texas time, at ____________,  Kemah, Texas 77565, and at such other time and place to which the meeting  for the following purposes:

Proposal I:To elect the following nominees as directors:

Information Concerning Directors: It is proposed that five directors will be elected at the meeting, each to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified. The Company has no reason to believe that any nominee will be unavailable at the time of election. All of the nominees are presently members of the Board of Directors of the Company. The names of the persons nominated by management are as follows:

Daniel Dror
Erick Friedman
Charles R. Zeller
John W. Stump, III
Herbert Shapiro, Jr.

For information relating to shares of common stock owned by each of the directors, see Item 6 "Voting Securities and Principal Holders Thereof" and for information about the nominees, their compensation, principal occupations and experience, see Item 7 "Directors and Executive Officers" and Item 8 "Compensation of Directors and Executive Officers" below.

Proposal II: To ratify the appointment of R. E. Bassie & Co. as our independent accountants for the 2002 fiscal year. The firm of R. E. Bassie & Co. has served as our independent accountants for 1999, 2000 and 2001. A representative of the firm of R. E. Bassie & Co. will be present at the meeting, will have an opportunity to make a statement and will be available to answer appropriate questions of shareholders. See Item 9 "Independent Public Accountants" below.

Proposal III: To authorize the Certificate of Amendment to the Company's Articles of Incorporation to reverse share recapitalization of the Company's issued and outstanding common stock on a one for one hundred basis. The Company's purpose for this proposal to authorize the share recapitalization is in connection with its plan to apply to have its shares of common stock listed on the American Stock Exchange ("AMEX"). The requirements for listing on the AMEX include: (i) pre-tax income of at least $750,000 during the most fiscal year, which the Company satisfies; (ii) market value of shares held by the public (public float) of $3,000,000, which the Company also satisfies; (iii) a market price of its shares of $3.00, which the Company does not presently satisfy; and (iv) stockholders' equity of $4,000,000, which the Company satisfies. In addition, AMEX listing requirements include the appointment of an Audit Committee comprised of independent directors. The Company has authorized the establishment of an Audit Committee, which shall be chaired by Herbert Shapiro, Jr., the Company's newly elected director, and by Erick Friedman, who has served as an independent director of the Company since his election in May 1998. See Item 12 "Modification or Exchange of Securities" and Item 18 "Matters not Required to be Submitted" below. In Item 18, we also disclose the published advantages of being listed on the AMEX.

Proposal IV: To transact such other business as may be properly brought before the meeting.

The close of business on April __, 2002 has been fixed by the Board of Directors as the record date for the Annual Meeting. Only shareholders of record on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

A Proxy Statement and Form of Proxy accompany this Notice.

It is important that your shares be represented at the Annual Meeting. If you do not expect to attend in person, please sign and date the form of Proxy and return it in the enclosed envelope. The form of Proxy is enclosed in the mailing envelope in which this proxy statement is contained. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire.

By Order of the Board of Directors
Respectfully Submitted,
/s/ Daniel Dror
Daniel Dror, CEO and Chairman
April 29, 2002

PROXY STATEMENT

Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the Annual Meeting by the Proxies named in the enclosed Proxy Card. This proxy statement is being sent to you in connection with this request and has been prepared for the Board by our management. "we," "our," and the "Company" refer to American International Industries, Inc. and its consolidated subsidiaries. The proxy statement is first being sent to our shareholders on or about May __, 2002.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote. You are entitled to vote your common stock if our records showed that you held your shares as of April __, 2002. At the close of business on that date, a total of 154,832,398 shares of common stock were outstanding and entitled to vote. Each Share of common stock has one vote. Your individual vote is confidential and will not be disclosed to third parties.

Voting By Proxies. If your shares of common stock are held by a broker, bank or other nominee, you will receive instructions from them which you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your common stock  by signing, dating and mailing the Proxy Card in the postage paid envelope that we have provided to you. Of course, you can always come to the meeting and vote your shares in person. If you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. We are not now aware of any matters to be presented other than those described in this proxy statement.

If any matters not described in the proxy statement are properly presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your shares of common stock may be voted by the Proxies on the new meeting date as well, unless you have revoked your proxy instructions.

How You May Revoke Your Proxy Instructions. To revoke your proxy instructions, you must advise the Secretary in writing before your common stock has been voted by the Proxies at the meeting, deliver later proxy instructions, or attend the meeting and vote your shares in person. Unless you decide to attend the meeting and vote your shares in person after you have submitted voting instructions to the Proxies, you should revoke or amend your prior instructions in the same way you initially gave them - that is, by telephone, Internet or in writing. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

Cost of this Proxy Solicitation. We will pay the cost of this proxy solicitation. We will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending proxy material to their customers who are beneficial owners and obtaining their voting instructions.

ITEM 1. DATE, TIME AND PLACE INFORMATION.

This proxy statement is furnished to shareholders of American International Industries, Inc., a Nevada corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders of the Company to be held at _____________ _______________________________ on June __, 2002, at 10:00 a.m. Texas time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission and telephone by directors, officers, employees and agents of the Company. The Company will also supply brokers, nominees or other custodians with the numbers of forms of Proxy and proxy statements they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

This proxy statement and form of Proxy are being mailed to shareholders on or about May __, 2002.

PROPOSALS

Proposal I: Election of Directors

It is proposed that five directors will be elected at the meeting, each to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified. The Company has no reason to believe that any nominee will be unavailable at the time of election. All of the nominees are presently members of the Board of Directors of the Company. The names of the persons nominated by management are as follows: Daniel Dror, Erick Friedman, Charles R. Zeller, John W. Stump, III and Herbert Shapiro, Jr.

Information Concerning Directors

It is proposed that five directors will be elected at the meeting, each to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. The Company has no reason to believe that any nominee will be unavailable at the time of election. All of the nominees are presently members of the Board of Directors of the Company.

The affirmative vote of holders owning a majority of the Company's voting shares including the issued and outstanding shares of common stock is required for approval of Proposal I.

FOR INFORMATION RELATING TO COMMON STOCK OWNED BY EACH OF THE DIRECTORS SEE ITEM 6 "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF". FOR INFORMATION AS TO COMPENSATION, THEIR PRINCIPAL OCCUPATIONS, AGE, AND EXPERIENCE, SEE ITEMS 7 AND 8 "DIRECTORS AND EXECUTIVE OFFICERS" AND "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS".

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

Proposal II: To ratify the appointment of R. E. Bassie & Co. as our independent accountants for the 2002 fiscal year.

The affirmative vote of holders owning a majority of the Company's voting shares including the issued and outstanding shares of common stock is required for approval of Proposal II. The firm of R. E. Bassie & Co. has served as our independent accountants for 1999, 2000 and 2001. A representative of the firm of R. E. Bassie & Co. will be present at the meeting, will have an opportunity to make a statement and will be available to answer appropriate questions of shareholders. Reference is made to Item 9 "Independent Public Accountant".

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF R. E. BASSIE & CO. AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2002 FISCAL YEAR.

Proposal III: To authorize the share recapitalization of the Company's 154,832,398 issued and outstanding common stock on a one for one hundred basis.

Information concerning the proposed recapitalization of the Company's issued and outstanding common stock:
The Company's purpose for this proposal to authorize the share recapitalization is in connection with its plan to apply to have its shares of common stock listed on the American Stock Exchange ("AMEX"). The requirements for listing on the AMEX include: (i) pre-tax income of at least $750,000 during the most fiscal year, which the Company satisfies; (ii) market value of shares held by the public (public float) of $3,000,000, which the Company also satisfies; (iii) a market price of its shares of $3.00, which the Company does not presently satisfy; and (iv) stockholders' equity of $4,000,000, which the Company satisfies. In addition, AMEX listing requirements include the appointment of an Audit Committee comprised of independent directors. The Company has authorized the establishment of an Audit Committee, which shall be chaired by Herbert Shapiro, Jr., the Company's newly elected director, and by Erick Friedman, who has served as an independent director of the Company since his election in May 1998.

The Company's management believes that the effect of the proposed share recapitalization will be to enable its shares to satisfy the market price requirement of $3.00 for listing on the AMEX.

The affirmative vote of holders owning a majority of the Company's voting shares including the issued and outstanding shares of common stock is required for approval of Proposal III by the filing of a Certificate of Amendment to the Articles of Incorporation. Reference is made to Item 12 "Modification or Exchange of Securities" and to the more detailed disclosure under Item 18. "Matters not Required to be Submitted". In addition, reference is made to "www.amex.com " for the advantages of being listed on the AMEX, some of which are listed in Item 18 below.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL III.

Proposal IV: To transact such other business as may be properly brought before the meeting.

The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the shareholders, the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

ITEM 2. REVOCABILITY OF PROXY

If the enclosed Form of Proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date. A shareholder who attends the meeting in person may revoke his or her Proxy at that time and vote in person if so desired. All proxies duly signed, dated and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote "For" each of the proposals.

ITEM 3. DISSENTERS’ RIGHT OF APPRAISAL

Any vote cast in opposition to the election of any director or of any other proposal contained herein shall be considered to satisfy any notice requirements with respect to appraisal rights.

ITEM 4. PERSONS MAKING THE SOLICITATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the shareholders, the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

ITEM 5. INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None.

ITEM 6. VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth the beneficial stock ownership of (i) all holders of greater than 5% of the Company's common stock, (ii) each director and each executive officer named in Item 7 and (iii) all directors and executive officers as a group (5 persons). The total number of shares of common stock of the Company issued and outstanding as of April 10, 2002 is 154,832,398 shares. The shares of common stock are held by approximately 1,100 shareholders. Each share of common stock is entitled to one vote to elect one director. In the chart below the percent of common stock owned is calculated by expressing the number of such shares beneficially owned as a percent of the total shares issued and outstanding and total voting rights at the meeting, as of the Record Date. Unless otherwise noted, the shares are owned directly by the individual.

Name and address of beneficial owner(*)	Number of shares of common stock beneficially owned	Percentage of ownership(6)
Daniel Dror (1)	3,100,000	2.0%
Erick Friedman	8,500,000	5.5%
Charles R. Zeller (2)	2,100,000	1.4%
John W. Stump, III	200,000	0.1%
Herbert Shapiro, Jr.	0	0.0%
Elk International Corporation Limited(3)	34,212,000	22.1%
Daniel Dror II 1976 Trust(4)	12,901,000	8.3%
Daniel Dror & Company, Inc.(4)	3,165,500	2.0%
Daniel Dror II Trust of 1998(5)	10,920,000	7.1%
All executive officers and directors as a group (5 persons)	13,900,000	8.98%

(*)The business address of each principal stockholder is 601 Cien Street, Suite 235, Kemah, TX 77565, the same as the address of the Company's principal executive offices except: Elk-Ltd. which business address is P.O. Box SS-19084, Nassau, Bahamas; Daniel Dror II 1976 Trust and Daniel Dror & Company, which business address is 1227 Post Oak Park Drive, Houston, TX; and Daniel Dror II Trust of 1998 which business address is 710 Colorado Street, Austin, TX.

(1) Includes options to purchase 3,000,000 shares at an exercise price of $0.04 per share. See Item 8, footnote 5 below..
(2) Mr. Zeller holds 100,000 restricted shares and the J & J Zeller Trust, of which Mr. Zeller is the Trustee, holds 2,000,000 restricted shares.

(3) Elk-Ltd. holds 30,012,000 restricted shares and Mr. Elkana Faiwuszewicz, the president of Elk-Ltd.and who is Mr. Dror's brother, owns 4,200,000 restricted shares personally. Mr. Dror disclaims any beneficial interest in nor is he an officer, director or shareholder of Elk- Ltd.

(4) The trustee of the Daniel Dror II 1976 Trust is Barbara Franzheim and the beneficiary is Daniel Dror II, the adult son of Daniel Dror. The Daniel Dror II 1976 Trust also owns the shares of Daniel Dror & Company, which is record owner of 3,165,500 shares. Daniel Dror has no affiliation with this Trust and disclaims any beneficial ownership interest in this trust or its holdings.

(5) The trustee and sole beneficiary of the Daniel Dror II Trust of 1998 is Daniel Dror II, the adult son of Daniel Dror. Daniel Dror has no affiliation with this Trust and disclaims any beneficial ownership interest in this trust or its holdings.
(6) Based upon 154,832,398 shares of Common Stock outstanding at April 10, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers (as defined in Rule 16a-1(f)), directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from persons required to file such reports ("Reporting Persons"), the Company believes that the filing requirements applicable to such Reporting Persons were timely complied with during the fiscal year ended December 31, 2001.

ITEM 7. DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Title
Daniel Dror	61	Chairman of the Board and CEO
Erick Friedman	62	Director
Charles R. Zeller	60	Director
John W. Stump, III	57	V-P, CFO and Director
Herbert Shapiro, Jr.	54	Director

All directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and shall qualify. Officers serve at the discretion of the Board of Directors. The following is a biographical summary of the business experience of the directors of the Company.

Daniel Dror has served as chairman of the board and chief executive officer of the Company since September 1997. From April 1994 until November 1996, Mr. Dror served as chairman of the board and chief executive officer of Microtel International, Inc., a public company in the telecommunication business. From 1982 until 1993, Mr. Dror served as chairman of the board and chief executive officer of Kleer-Vu Industries, Inc., a public company.

Erick Friedman has served as director of the Company since May 1998. Since 1989, Mr. Friedman has been employed by Yale University School of Music as a professor of music. Since 1968, Mr. Friedman has invested in various companies. Mr. Friedman has been elected by the Board of Directors to serve as a member of the Company's new Audit Committee.

Charles R. Zeller, a director since December 2000, and has been President of Texas Real Estate Enterprises, Inc. ("TREE"), a wholly owned subsidiary of the Company, as well as President of MidCity Houston Properties, Inc., a wholly owned subsidiary of TREE since July 1999. Mr. Zeller is a developer of residential subdivisions. He has experience as a real estate investor and developer for 35 years,  including shopping centers, office buildings, and apartment complexes and the financing of such projects. Mr. Zeller is the President of RealAmerica Corporation.

John W. Stump, III, has served as chief financial officer of the Company since August 1998 and a director since March 22, 2002. From 1996 until October 1997, Mr. Stump served as chief executive officer of Changes International and in 1996 Mr. Stump served as chief operating officer and chief financial officer of Nutrition Resources, Inc. From 1993 until 1996, Mr. Stump served as Acquisitions Analyst for Movie Gallery, Inc. Mr. Stump is a Certified Public Accountant and has over twenty years of financial and accounting management experience including public reporting and investor relations.

Herbert Shapiro, Jr. was elected as a director of the Company in March 22, 2002.  Mr. Shapiro has been a commercial real estate broker in Texas for over 25 years and has been an owner of large commercial properties and other real estate. Mr. Shapiro has also been elected by the Board of Directors to serve as chairman of its newly formed Audit Committee.

During the Company's fiscal year ended December 31, 2001, the board of directors, which was comprised of Daniel Dror, Erick Friedman and Charles R. Zeller, held 13 meetings, all of which were attended by each director.

The Company's board of directors does not have a compensation committee or nominating committee. The Company on March 22, 2002, formed an audit committee as part of its plan to apply for listing on the American Stock Exchange. The board elected Herbert Shapiro, Jr. as its chairman, and elected Erick Friedman as a member of the audit committee. Both members of the audit committee are independent directors and are not officers or employees of the Company. The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001, with the Company's management prior to the filing of the Form 10-KSB for 2001. As a result of its recent formation, the audit committee has not yet adopted a written charter. The audit committee will comply with the required procedures of the American Stock Exchange upon the listing on the AMEX, provided that its listing application shall be approved.

ITEM 8. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The information set forth below concerns the compensation to the executive officers and directors of the Company for the last three fiscal years ended December 31, 1999, 2000 and 2001.

					Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(1)	Securities Underlying Options/SAR	LTIP Payouts	All other compensation
		($)	($)	($)	($)	(#)	($)	($)
Daniel Dror, President, CEO and Chairman(2)	2001	$51,000	0	$5,750(3)	$4,000(4)	(5)	0	0
Daniel Dror, President, CEO and Chairman(2)	2000	$120,000	0	$5,750(3)	0	0	0	0
Daniel Dror, President, CEO and Chairman(2)	1999	$132,000	0	$5,750(3)	0	0	0	0
Marc H. Fields President NPI	2001	$124,000	0	0	0	0	0	0
Marc H. Fields President NPI	2000	$124,000	0	0	0	0	0	0
Marc H. Fields President NPI	1999	$124,000	0	0	$8,000(6)	0	0	0
Juan C. Martinez, President UCCC (7)	2001	$120,000	0	0	0	0	0	0
Juan C. Martinez, President UCCC (7)	2000	$90,000	0	0	0	0	0	0
Erick Friedman, Director	2001	$3,000	0	0	$4,000(4)	0	0	0
Erick Friedman, Director	2000	0	0	0	0	0	0	0
Erick Friedman, Director	1999	0	0	0	0	0	0	0
Charles R. Zeller, Director and President of TREE	2001	$5,000	0	0	$4,000(4)	0	0	0
Charles R. Zeller, Director and President of TREE	2000	0	0	0	0	0	0	0
Charles R. Zeller, Director and President of TREE	1999	0	0	0	0	0	0	0
John W. Stump, III, V-P, CFO and Director since 3/22/02	2001	$23,000	0	0	$6,000(8)	0	0	0
John W. Stump, III, V-P,CFO	2000	$18,625	0	0	0	0	0	0
John W. Stump, III, V-P, CFO	1999	$92,750	0	0	(9)	0	0	0
Herbert Shapiro, Jr., Director since 3/22/02	2001	n/a	n/a	n/a	n/a	n/a	n/a	n/a
(1) The issuance of restricted shares was awarded for services rendered.
(2) Mr. Dror began serving as CEO of the Company in September 1997. The salary paid to Mr. Dror during 1999, 2000 and 2001 includes certain personal expenses of Mr. Dror that were paid by the Company
(3) Represents total payments made by the Company for automobile owned by the Company which Mr. Dror utilizes for the fiscal year.
(4) In April 2001 Messrs. Dror, Friedman and Zeller were issued 100,000 restricted shares for services as director, of restricted Common Stock valued at $0.04.
(5) In May 1998, Mr. Dror was granted an option to purchase 2,000,000 restricted shares at an exercise price of $0.12 per share expiring in May 2001, which was amended in May 2000 to adjust the exercise price to $0.04 per share and to extend the expiration date to May 2003. In October 2001, Mr. Dror was granted an option to purchase 1,000,000 restricted shares at an exercise price of $0.04 per share expiring in May 2003. None of these options have been exercised to date.
(6) Consists of 200,000 restricted shares issued in November 1999.
(7) Mr. Martinez commenced service with the Company in connection with its acquisition of UCCC in 2000.
(8) Consists of 200,000 restricted shares issued in February 2002 under Mr. Stump's employment agreement at a value of $0.03.
(9) Mr. Stump was granted options to purchase 100,000 shares at $0.24 per share and options to purchase 100,000 shares at $0.19 per shares. In October 1999 these options were canceled and the Company forgave $9,262 charged as compensation expense.

The Company or its subsidiaries do not maintain life insurance on any of its directors or employees. The directors serve without cash compensation, but can be issued restricted shares or granted options for their services.

Employment Agreements

In October 2001, Mr. Dror entered into a two-year employment agreement with the Company, which provided for compensation of $2,000 per month and options to purchase 1,000,000 restricted shares at $0.04 per share expiring in May 2003. The employment agreement provides for a bonus to be determined by the Board of Directors. The employment agreement may be terminated by the Company, upon death or disability of Mr. Dror, or with cause, which includes, without limitation, gross negligence, the failure to perform essential duties, and the willful engaging in misconduct injurious to the Company. In connection with Mr. Dror's employment agreement, the Company has paid certain personal expenses of Mr. Dror, which it has treated as salary to Mr. Dror during the respective periods set forth in the above table.

In September 1994, Mr. Fields entered into an employment agreement with NPI, a wholly-owned subsidiary, to serve as President and Chief Operating Officer of NPI on an at-will basis, which provided for an annual salary of $110,000, which was raised to $124,000 in 1998. The employment agreement provides for a bonus of 10% of the amount equal to NPI’s operating income, less rent and interest expense, which exceeds $500,000. The employment agreement grants Mr. Fields an option to purchase NPI common stock equal to 5% of NPI’s equity at an exercise price of 5% of the total shareholder’s equity, if NPI conducts an initial public offering of its common stock during Mr. Field’s employment. The employment agreement provides for a disability insurance policy as well as a life insurance policy in the name of Mr. Fields’ spouse in the amount of approximately three times Mr. Fields salary. The employment agreement provides that upon termination NPI has the option to have Mr. Fields sign a one-year non-compete agreement in exchange for one year’s base salary.

In May 2001 Juan Carlos Martinez, president of Marald, Inc., d/b/a Unlimited Coatings (UCCC), a 92% owned subsidiary, entered into a two-year employment agreement with the Company, which provides for an annual salary of $130,000. The employment agreement provides for a bonus to be determined by the Board of Directors. The employment agreement may be terminated by the Company, upon death or disability of Mr. Martinez, or with cause, which includes, without limitation, gross negligence, the failure to perform essential duties, and the willful engaging in misconduct injurious to the Company.

In February 2002 the Company entered into a two-year employment contract with John W. Stump, III, wherein Mr. Stump has agreed to serve as Vice President and Chief Financial Officer. The contract calls for monthly compensation of $4,000, to be increased under certain conditions. On February 1, 2002, under the employment agreement, the Company issued to Mr. Stump 200,000 restricted shares, valued at $0.03 per share, the closing bid price on the date of issuance. In a separate agreement, Mr. Stump was awarded 200,000 restricted shares of UCCC, valued at $0.05 at the date of issuance on February 1, 2002. Mr. Stump serves as Vice-President, Chief Financial Officer and a Director of UCCC and will provide consulting and support to that company as well as his responsibilities as Vice-President and CFO and Director of the Company. The employment agreement provides for a bonus to be determined by the Company's Board of Directors. The employment agreement may be terminated by the Company, upon death or disability of Mr. Stump, or with cause, which includes, without limitation, gross negligence, the failure to perform essential duties, and the willful engaging in misconduct injurious to the Company.

ITEM 9. INDEPENDENT PUBLIC ACCOUNTANT

R. E. Bassie & Co. has audited the Company's financial statements for the year ended December 31, 1999, 2000 and 2001 and has been engaged to conduct the audit of the financial statements for its year ended December 31, 2002. A representative of  R. E. Bassie & Co. will attend the shareholder meeting and will be permitted to make a statement, if desired. The representative will also be available for responses to appropriate questions from shareholders.

ITEM 12. MODIFICATION OR EXCHANGE OF SECURITIES

The Company's shareholders are being requested pursuant to this proxy statement to authorize and approve by a majority vote at the meeting a reverse share  recapitalization on a one for one hundred share basis. There are no arrears in dividends or defaults in principal or interest in respect to any outstanding securities of the Company. The Restated Certificate of Incorporation is attached to this proxy statement as exhibits hereto. See also discussion under Item 18. "Matters not Required to be Submitted".

ITEM 13. FINANCIAL AND OTHER INFORMATION

The information contained in the Company's Form 10-KSB for the fiscal year ended December 31, 2001 is incorporated herein by reference.

CONSOLIDATED FINANCIAL STATEMENTS

R. E. Bassie & Co.
Certified Public Accountants

6776 Southwest Freeway, Suite 580
Houston, Texas 77074-2115
Tel: (713) 266-0691 Fax: (713) 266-0692
E-Mail: Rebassie@aol.com

Independent Auditors’ Report

The Board of Directors and Stockholders

American International Industries, Inc.:

We have audited the consolidated balance sheets of American International Industries, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American International Industries, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ R. E. Bassie & Co.

Houston, Texas

February 27, 2002

AMERICAN INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2001 and 2000
	2001	2000
Assets
Current assets:
Cash	$541,749	$709,502
Certificate of deposit	235,340	-
Trading securities (note 3)	28,800	120,000
Available-for-sale securities	550,000
Accounts receivable, less allowance for doubtful accounts
of $321,468 in 2001 and $229,668 in 2000 (Note 8)	724,518	1,186,758
Accounts and notes receivable from related parties	448,639	202,374
Inventories (note 4 and 8)	1,009,777	1,204,663
Real estate held-for sale (note 5)	885,624	939,584
Prepaid expenses and other current assets	1,020	10,721
Total current assets	4,425,467	4,373,606

Note receivable (note 2)	1,988,607	1,260,000
Less allowance for uncollectible notes	-	(1,200,000)
Net notes receivable	1,988,607	60,000
Property and equipment, net of accumulated
depreciation and amortization (notes 6 and 8)	203,210	1,380,536
Excess of cost over net assets of businesses
acquired, less accumulated amortization of
$298,709 in 2001 and $254,664 in 2000	1,303,239	1,411,801
Non-compete agreements, net of accumulated amortization
of $500,000 in 2001 and $425,000 in 2000	-	75,000
Other assets	8,018	12,815
Total assets	$7,928,541	$7,313,758
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$947,450	$1,822,405
Short-term notes payable (note 7)	61,878	472,220
Short-term notes payable to related parties (note 9)	-	471,000
Current installments of long-term debt (note 8)	59,664	115,365
Current installments of capital lease obligations	-	9,003
Total current liabilities	1,068,992	2,889,993
Long-term notes payable to related parties (note 9)	826,338	136,702
Long-term debt, less current installments (note 8)	388,530	514,549
Minority interest (note 2)	125,186	-
Total liabilities	2,409,046	3,541,244
Stockholders' equity (notes 2, 10 and 13):
Preferred stock, $.001par value.
Authorized 10,000,000 shares: none issued	-	-
Common stock, $.001 par value. Authorized
200,000,000 shares: 152,884,398 shares issued
and 152,632,398 shares outstanding
in 2001, 149,584,398 shares issued and 149,332,398
shares outstanding in 2000	152,632	149,332
Additional paid-in capital	17,825,183	17,462,483
Accumulated deficit	(12,324,292)	(13,805,273)
Total stockholders 'equity	5,653,523	3,806,542
Less treasury stock, at cost (252,000)	(34,028)	(34,028)
Unrealized losses on shares available-for-sale	(100,000)	-
Total stockholders' equity	5,519,495	3,772,514
Commitments and contingent liabilities (notes 9 and 12)
Total liabilities and stockholders' equity	$7,928,541	$7,313,758
See accompanying notes to consolidated financial statements

AMERICAN INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Years ended December 31, 2001 and 2000
	2001	2000
Revenues	$10,828,490	$14,567,820
Costs and expenses:
Cost of sales	8,630,198	12,196,365
Selling, general and administrative	2,537,839	3,029,419
Total operating expenses	11,168,037	15,225,784

Operating loss	(339,547)	(657,964)

Other income (expenses):
Interest income	132,690	57,222
Realized gains on investments	-	173,231
Unrealized gain and (losses) on investments	(91,200)	(522,236)
Gain (loss) on sale of subsidiary (note 2)	1,555,435	(15,318)
Gain on the sale of assets	15,000	-
Interest expense	(73,316)	(183,531)
Other income	281,919	18,001
Total other income (expenses)	1,820,528	(472,631)

Net income (loss) from operations before income tax	1,480,981	(1,130,595)
Provision for income tax (note 11)	-	-
Net income (loss) from operations	1,480,981	(1,130,595)
Deemed dividends (note 5)	-	(423,000)
Net income (loss) applicable to common shareholders	$1,480,981	$(1,553,595)

Net income (loss) per common share - basic and diluted:
Net income (loss) from operations	$0.01	$(0.01)
Net income (loss) applicable to common shareholders	$0.01	$(0.01)

Weighted average common shares-basic and diluted	152,284,398	136,908,243

Consolidated statements of comprehensive income (loss)
Net income (loss)	$(1,480,981)	$(1,130,595)
Unrealized gain (loss) on securities available-for-sale	(100,000)	-
Comprehensive loss	$(1,380,981)	$(1,130,595)
See accompanying notes to consolidated financial statements

AMERICAN INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
Years ended December 31, 2001 and 2000
						Accumulated
						other
			Additional			compre-	Total
	Common Stock		paid-in	Accumulated	Treasury	hensive	stockholders'
	shares	amount	capital	deficit	stock	loss	equity
Balance, December 31, 1999	123,886,035	123,886	16,394,929	(12,251,678)	(34,028)	-	4,233,109
Issuance of restricted shares under
private placement (note 13)	18,636,363	18,636	721,364	-	-	-	740,000
Issuance of restricted shares in
settlement of litigation (note 5)	7,060,000	7,060	345,940	-	-	-	353,000
Cancellation of shares (note 5)	(250,000)	(250)	250	-	-	-	-
Deemed dividends (note 5)	-	-	-	(423,000)	-	-	(423,000)
Net Loss	-	-	-	(1,130,595)	-	-	(1,130,595)
Balance, December 31, 2000	149,332,398	$149,332	$17,462,483	$(13,805,273)	$(34,028)	$-	$3,772,514

Issuance of restricted shares under
private placement (note 13)	1,000,000	1,000	39,000	-	-	-	40,000
Issuance of restricted shares for services	3,300,000	3,300	101,700	-	-	-	105,000
Cancellation of shares	(1,000,000)	(1,000)	1,000	-	-	-	-
Stock issued by subsidiary for
conversion of
debt (note 9)	-	-	221,000	-	-	-	221,000
Unrealized loss on
securities available-for-sale	-	-	-	-	-	(100,000)	(100,000)
Net income	-	-	-	1,480,981	-	-	1,480,981
Balance, December 31, 2001	152,632,398	$152,632	$17,825,183	$(12,324,292)	$(34,028)	$(100,000)	$5,519,495
See accompanying notes to consolidated financial statements

AMERICAN INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2001 and 2000
	2001	2000
Cash flows from operating activities:
Net loss	$1,480,981	$(1,130,595
Adjustments to reconcile net income (loss)
to net cash used in operating activities:
Depreciation and amortization	265,285	188,505
Common stock issued for services	105,000	-
Realized gain on sale of securities	-	(173,231)
(Increase) decrease in market value of trading securities	91,200	523,863
Gain on disposal of equipment	(15,000)	-
Gain (loss) on sale of subsidiary	(1,555,435)	15,318
Sale (purchase) of trading securities, net	-	(40,030)
Bad debt expense	60,000	-
Write-off of note payable to related party	(250,000)	-
Minority interest expensed to operations	-	70,298
(Increase) decrease of operating assets, net of acquisitions and dispositions:
Accounts receivable	317,583	422,803
Inventories	(5,594)	224,533
Real estate held for sale	53,960	-
Prepaid expenses	3,231	34,789
Other assets	(42,565)	5,978
Increase (decrease) in operating liabilities, net of acquisitions and dispositions:
Accounts payable and accrued expenses	(772,911)	(649,681)
Minority interest	125,186	-
Net liabilities from discontinued operations	-	(1,200,000)
Net cash used in operating activities	(139,079)	(1,777,748)

Cash flows from investing activities:
Proceeds (purchase) of available-for-sale securities, net	(150,000)	52,314
Capital expenditures for property and equipment	(17,270)	(81,538)
Decrease in notes receivable	-	136,702
Redemption (purchase) of certificates of deposit	(235,340)	1,150,000
Proceeds from disposition of assets	15,000	-
Receipts of principal payments on long-term notes receivable	11,393	-
Accounts and notes receivable from related parties	(246,261)	-
Cash sold in the sale of subsidiary	(29,666)	(8,428)
Net cash provided by (used in) investing activities	(652,144)	1,249,050

Cash flows from financing activities:
Proceeds from issuance of stock	40,000	740,000
Proceeds from long-term borrowings from related parties	689,636	-
Net borrowings (repayments) under lines of credit agreements	(62,842)	(82,238)
Principal payment on long-term debt	(34,321)	(26,209)
Principal payments on capital lease obligations	(9,003)	(32,749)
Net cash provided by financing activities	623,470	598,804

Net increase (decrease) in cash	(167,753)	70,106
Cash at beginning of year	709,502	639,396
Cash at end of year	$541,749	$709,502

Supplemental schedule of cash flow information:
Interest paid	$73,316	$183,531
Taxes paid	$167,697	$-
Non-cash transactions:
Deemed dividends	$-	$423,000
Conversion of debt for common stock of subsidiary	221,000	-
Sale of Har-Whit/Pitt's and Spitt's (note 2)
Assets received:
Long-term notes receivable	2,000,000	-
Available for sale securities	500,000	-
Less commission to be paid	(120,000)	-
Less liabilities assumed	(7,000)	-
Assets and liabilities disposed of:
Accounts receivable	144,657	-
Inventories	200,480	-
Prepaid expenses	6,470	-
Property and equipment, net	1,098,562	-
Goodwill,net	14,311	-
Other assets	47,362	-
Accounts payable	(229,044)	-
Long-term debt	(494,899)	-
See accompanying notes to consolidated financial statements

American International Industries, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

(1) Summary of Significant Accounting Policies

Organization, Ownership and Business

American International Industries, Inc. (the "Company" or "AIII") operates as a diversified holding company with a number of wholly-owned subsidiaries and one majority-owned subsidiary.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all majority owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Accounts Receivable

Accounts receivable consist primarily of trade receivables, net of a valuation allowance for doubtful accounts.

Inventories

Inventories are valued at the lower-of-cost or market on a first-in, first-out basis.

Investment Securities

The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities for which the Company does not have the intent or ability to hold to maturity and equity securities not classified as trading securities are classified as available-for-sale. The cost of investments sold is determined on the specific identification or the first-in, first-out method. Trading securities are reported at fair value with unrealized gains and losses recognized in earnings, and available-for-sale securities are also reported at fair value but unrealized gains and losses are shown in the caption "unrealized gains (losses) on shares available-for-sale" included in stockholders' equity. Management determines fair value of its investments based on quoted market prices at each balance sheet date.

Property, Equipment and Depreciation

Property and equipment are recorded at cost less accumulated depreciation. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of other income or expense. Depreciation is computed over the estimated useful lives of the assets (5-20 years) using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to operations as incurred.

Real Estate Held for Sale

Real estate held for sale is carried at the lower-of-cost, predecessor carryover historical cost basis, or fair market value, net of selling costs. Management assesses the value of real estate held for sale on a quarterly and annual basis to determine if any impairment to this net realizable value has occurred. Management closely monitors any changes in the real estate market, which would indicate that a change in the value of its holdings has occurred and also obtains independent third party appraisals on its holdings on an as-needed basis.

Intangible Assets

The Company amortizes goodwill over a 15-year period and the noncompete agreements over their terms of 5 to 6 years on a straight-line basis. SFAS No. 142 eliminates the amortization of goodwill, and requires annual impairment testing of goodwill and introduces the concept of indefinite life intangible assets. The Company adopted SFAS No. 142 effective January 1, 2002.

Impairment of Long-Lived Assets

Realization of long-lived assets, including goodwill, is periodically assessed by the management of the Company. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. In management's opinion, there is no impairment of such assets at December 31, 2001 and 2000.

Revenue Recognition

The Company recognizes revenue at the time of shipment of product to its customers or completion of services provided.

Income Taxes

The Company is a taxable entity and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized.

Earnings (Loss) Per Share

The basic net earnings (loss) per common share is computed by dividing the net earnings (loss) by the weighted average number of shares outstanding during a period. Diluted net earnings (loss) per common share is computed by dividing the net earnings (loss), adjusted on an as if converted basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 2001 and 2000, potential dilutive securities that had an anti-dilutive effect were not included in the calculation of diluted net earnings (loss) per common share. These securities include options to purchase shares of common stock.

Management's Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Stock-based Compensation

The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations and to elect the disclosure option of SFAS No. 123, "Accounting for Stock-Based Compensation". Accordingly, compensation cost for stock options issued to employees is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

Concentration of Credit Risk

The Company maintains its cash with major domestic banks in amounts, which exceed the insured limit of $100,000 from time to time. The terms of these deposits are on demand to minimize risk. The Company has not incurred losses related to these deposits.

Fair Value of Financial Instruments

The Company estimates the fair value of its financial instruments using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the Company estimates of fair value are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumption and/or estimation methodologies may have a material effect on the estimated fair value amounts. The interest rates payable by the Company on its notes payable approximate market rates. The Company believes that the fair value of its financial instruments comprising accounts receivable, notes receivable, accounts payable, and notes payable approximate their carrying amounts.

Derivative and Hedging Activities - In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value.

New Standards to be Implemented

In July 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Intangible Assets." SFAS No. 141 requires the use of the purchase method of accounting for business combinations and prohibits the use of the pooling of interests method. Under the previous rules, the company used the purchase method of accounting. SFAS No. 141 also refines the definition of intangible assets acquired in a purchase business combination. As a result, the purchase price allocation of future business combinations may be different than the allocation that would have resulted under the old rules. Business combinations must be accounted for using SFAS No. 141 beginning on July 1, 2001.

SFAS No. 142 eliminates the amortization of goodwill, requires annual impairment testing of goodwill and introduces the concept of indefinite life intangible assets. It was adopted on January 1, 2002. The new rules also prohibit the amortization of goodwill associated with business combinations that close after June 30, 2001.

These new requirements will impact future period net income by an amount equal to the discontinued goodwill amortization offset by goodwill impairment charges, if any, and adjusted for any differences between the old and new rules for defining intangible assets on future business combinations. An initial impairment test must be performed in 2002 as of January 1, 2002. The company completed this initial transition impairment test and determined that its goodwill is not impaired.

In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 provides accounting and reporting guidance for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction or normal operation of a long-lived asset. The standard is effective January 1, 2003. The company is reviewing the provisions of this standard. Its adoption is not expected to have a material effect on the financial statements.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses significant issues relating to the implementation of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and develops a single accounting model, based on the framework established in SFAS No. 121 for long-lived assets to be disposed of by sale, whether such assets are or are not deemed to be a business. SFAS No. 144 also modifies the accounting and disclosure rules for discontinued operations. The standard was adopted on January 1, 2002, and is not expected to have a material effect on the financial statements except that any future discontinued operations may be presented in the financial statements differently under the new rules as compared to the old rules.

Reclassifications

Certain 2000 amounts have been reclassified to conform to the 2001 presentation.

(2) Acquisitions and Divestiture

Effective March 30, 2001, the Company sold its 100% interest in Har-Whit/Pitt's & Spitt's, Inc. (Har-Whit), a manufacturer and distributor of barbeque pits and custom sheet metal fabricator, to Oxford Knight International, Inc. (OXFD) in exchange for two long-term notes receivable (five years at 8 1/2% interest) in the amount of $1,000,000 each and 10,000,000 shares of restricted common stock of OXFD, representing $2,500,000 in total consideration. In addition, OXFD assumed $495,000 in long-term debt. The Company recorded a gain on the sale in the amount of $1,555,435 or $0.01 per share, based on the Company's investment in Har-Whit in the amount of $944,565 at March 30, 2001. Har-Whit had annual sales of approximately $1,900,000 and operating loss of approximately $182,000 in 2000.

Effective October 1, 2000, the Company transferred 100% of the stock of Marald, Inc. to Unlimited Coating Corporation (UCCC) in exchange for 19,900,000 shares of restricted common stock of UCCC, which effectively increased the Company's ownership percentage to 92% of the 25,000,000 shares outstanding. Since the transfer of ownership was to a related party, the investment in UCCC by the Company was recorded at the historical cost basis of $836,361 at the effective date of the transactions.

(3) Investment Securities

Trading

The Company invests excess funds in marketable equity securities. In order to reduce the cost of the investment and associated risk in such securities, the Company sold call options for the number of shares purchased. The securities and related call options are carried at market value with any changes in market value during the period of the stock or call option included as a component of net income. For the years ended December 31, 2001 and 2000, the Company recognized net decreases in the market value of such equity securities of $91,200 and $522,236, respectively, as components of net loss.

As of December 31, 2001 and 2000, the trading securities are as follows:

	2001		2000
	Security Cost	Security Market Value	Security Cost	Security Market Value
Billings Concepts Corp.
60,000 shares of common stock	$300,000	$28,800	$300,000	$120,000

Securities Available-for-Sale

In accordance with provisions of SFAS No. 115, the Company’s investment in the common stock of a publicly traded company was classified as available-for-sale equity securities and, accordingly, is carried at fair value. The unrealized loss of such securities at December 31, 2001 of $100,000 is included as a component of stockholders’ equity and is a comprehensive loss item in the consolidated statements of operations.

(4) Inventories

Inventories consisted of the following:

	December 31
	2001	2000
Raw materials	$ 17,654	$ 24,119
Work-in-process	-	175,546
Finished goods	992,123	1,004,998
	$1,009,777	$1,204,663

(5) Real Estate Held for Sale

Real estate held for sale is summarized as follows:

	December 31,
	2001	2000
286 undeveloped acres on Galveston Bay, TX	$225,000	$225,000
42.6 undeveloped acres of land in Southeast Houston, TX and commercial properties in Harris County, TX (1)	186,390	186,390
736 undeveloped acres of land in Anahuac, TX	176,572	176,572
23 acres of undeveloped land in Harris County, TX	110,840	164,800
Other properties	186,822	186,822
	$885,624	$939,584

(1) In June 1998, the Company purchased a real estate company, MidTowne Properties, Inc. ("MidTowne") for 2,100,000 shares of AIII plus the assumption of property taxes of approximately $300,000. MidTowne has no operations other than its ownership of the 42.6 acres of land. MidTowne was 60% owned by a trust for the benefit of the son of the CEO of the Company. Since the MidTowne acquisition was made through an entity under common control, the Company has accounted for the acquisition at the predecessor carry-over historical cost basis of $186,390, plus the assumed property tax liability of $300,000. The difference between the total cost basis and the fair value of the asset acquired plus the property tax liability of $300,000 assumed of $1,965,000 was recognized as a deemed (non-cash) dividend in 1998.

In October 1999, the Board of Directors authorized management to issue an additional 1,000,000 shares of common stock to the former owners of MidTowne Properties (60% to a related party (see 1 above), due to significantly higher appraised values than originally estimated at the date of acquisition. Since the original acquisition was made through entities under common control, the value of these shares, $90,000, has been recognized as a deemed dividend in 1999.

In August 2000, one of the two former owners of MidTowne (the unrelated party who had a minority 40% interest) informed the Company that it had a dispute concerning the valuation of the properties in MidTowne when the Company's subsidiary acquired 100% of MidTowne. On October 2, 2000, the Company agreed to settle the dispute by issuance of shares and the payment of cash to be held in escrow by an escrow agent until the settlement was finalized, as follows: the Company agreed to issue to the former owner an additional 7,060,000 shares of restricted common stock (valued at $353,000); and the payment of $70,000 in cash to be held by the escrow agent. The value of the 7,060,000 shares ($353,000) and the cash payment of $70,000 for a total of $423,000 were recorded as a deemed dividend in 2000. The agreement required the additional 7,060,000 shares of stock, $70,000 in cash and 840,000 shares of previously issued stock be placed with an escrow agent. On January 15, 2001, a company owned by the brother of the Company's CEO purchased the 7,060,000 shares held by the escrow agent as well as 840,000 shares previously issued to the former owner, for $400,000. On January 15, 2001, the escrow agent paid the plaintiff the $470,000 held in escrow, which included the $70,000 in cash paid by the Company. The settlement agreement also released the Company from any further claims pertaining to the fairness of consideration received for the sale of MidTowne Properties to the Company.

(6) Property and Equipment

Major classes of property and equipment together with their estimated useful lives, consisted of the following:

		December 31
	Years	2001	2000
Land		$ -	$ 386,812
Building and improvements	20	22,011	673,772
Machinery and equipment	8	114,625	537,458
Office equipment	7	111,410	134,961
Automobiles	5	171,888	172,644
		419,934	1,905,647
Less accumulated depreciation and amortization		(216,724)	(525,111)
Net property and equipment		$ 203,210	$ 1,380,536

(7)  Short-term Notes Payable To Banks
	December 31
	2001	2000
Line of credit with a bank for $200,000, 9% per annum, interest only due monthly with payment of principal due at maturity in April 2001 for Acqueren, Inc.	$ -	$ 200,000
Line of credit with a bank for $87,500, 9.5% per annum, interest only due monthly with payment of principal due at maturity in May 2001 for Acqueren, Inc.	-	87,500
Line of credit with a bank for $60,000, 9% per annum, interest only due monthly with payment of principal due at maturity in May 2001 for Acqueren, Inc.	-	60,000
Line of credit with a bank for $70,000, rate at prime plus 2%, interest only due monthly with payment of principal due at maturity in June 2002 for Marald, Inc.	15,000	124,720
Line of credit with a bank for $64,652, rate at prime plus 2%, principal and interest due monthly until maturity in May 2002 for Marald, Inc.	46,878	-
	$ 61,878	$ 472,220

At December 31, 2001, the Company has a $1,000,000 line of credit agreement that expires July 19, 2002 for Northeastern Plastics, Inc. (NPI). Outstanding borrowings against the line of credit bear interest at the lender's prime rate plus 1% (9.5% at December 31, 2001). The line of credit is secured by NPI's accounts receivable, inventories and equipment. At December 31, 2001, the outstanding balance on the line of credit was $0.

Each of AIII’s subsidiaries that have outstanding notes payable has secured such notes by that subsidiary’s inventory, accounts receivable, property and equipment and guarantees from AIII.

(8) Long-term Debt

Long-term debt consisted of the following:

	December 31
	2001	2000

Note payable to a bank, 9.75% per annum, due in monthly payments of principal and interest of $7,895 through February 2003 with remaining amount due in March 2003 for Har-Whit (Har-Whit was sold 2001, see note 2)	$ -	$ 487,895
Note payable to a bank, 7.75% per annum, due in monthly payments of interest only through January 2003 for Acqueren.	347,127	-
Other notes (10) with various terms	101,067	142,019
	448,194	629,914
Less current portion	(59,664)	(115,365)
	$ 388,530	$ 514,549

Each of AIII’s subsidiaries that have outstanding notes payable has secured such notes by that subsidiary’s inventory, accounts receivable, property and equipment and guarantees from AIII.

Principal repayment provisions of long-term debt are as follows at December 31, 2001:

2002	$ 59,664
2003	377,693
2004	8,238
2005	2,599
Total	$ 448,194

(9) Notes Payable to Related Parties

The Company had the following notes payable to related parties outstanding at December 31, 2001 and 2000:

	December 31
	2001	2000
Note payable to selling stockholder of UCCC, 8% per annum, due on demand, the note was converted to equity in 2001	$ -	$ 221,000
Note payable to former director, interest imputed at prime, due on demand, the note was written-off to income in 2001	-	250,000
Note payable to Elk International Corporation Ltd., $1,000,000 financing agreement, interest imputed at prime, due July 2003.	826,338	-
Total notes payable to related parties	$ 826,338	$ 471,000

Interest expense for the years ended December 31, 2001 and 2000 on these related party notes was approximately $42,000.

(10) Capital Stock and Stock Options

The Company is authorized to issue up to 10,000,000 shares of Preferred Stock, $0.001 par value per share of which none are presently outstanding. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions. The Company has no present plans for the issuance of Preferred Stock.

The Company is authorized to issue up to 200,000,000 shares of Common Stock, of which 152,884,398 were issued and 152,632,398 outstanding at December 31, 2001, and 3,000,000 were reserved for issuance pursuant to the exercise of outstanding stock options as of December 31, 2001.

Effective October 16, 2001, the Company renewed the employment agreement with the Company's Chief Executive Officer. In accordance with the new employment agreement, the Company granted the CEO an option to purchase 1,000,000 shares of the Company's common stock at $0.04 per share through October 16, 2003.

In 1998, in accordance with a May 1998 employment agreement, the Company granted an option to purchase 2,000,000 shares at $0.12 per share through May 2001, which were immediately exercisable, to its Chief Executive Officer. On May 19, 2000, this agreement was ratified and approved by the Board of Directors to revise the option price to $0.04 per share, and extend the date through May 14, 2003. Since the option price exceeded the market value of AIII's stock at the time of the grant, there was no charge to expenses for this option.

The Company was required to adopt the disclosure portion of SFAS No. 123. This statement requires the Company to provide pro forma information regarding net loss applicable to common stockholders and loss per share as if compensation cost for the Company's stock options granted had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2001 and 2000 as follows:

	December 31
	2001	2000
Dividend yield	0%	0%
Expected volatility	138%	167%
Risk free interest	6.5%	6.5%
Expected lives	5 years	5 years

Under the accounting provisions of SFAS No. 123, the Company's net loss applicable to common stockholders and loss per share would have been increased to the pro forma amounts indicated below:

	December 31
	2001	2000
Net income (loss) applicable to common stockholders:
As reported	$1,480,981	$(1,553,595)
Pro forma	$1,431,781	$(1,628,725)
Income (loss) per share:
As reported	$ .01	$ (.01)
Pro forma	$ .01	$ (.01)

A summary of the status of the Company's stock options to employees as of December 31, 2001, and 2000 changes during the periods ending on those dates is presented below:

	Shares	Weighted-Average Exercise Price December 31, 2001	Shares	Weighted-Average Exercise Price December 31, 2000
Outstanding at beginning of period	3,415,000.05		3,415,000.05
Granted	1,000,000.04		-	-
Exercised	-	-	-	-
Canceled	1,415,000.03		-	-
Outstanding and exercisable at end of period	3,000,000.04		3,415,000.04
Weighted average fair value of options granted during the period	None	N/A	None	N/A

The following table summarizes information about fixed stock options to employees outstanding at December 31, 2001:

Exercise Price	Number Outstanding and Exercisable at December 31, 2001	Weighted Average Remaining Contractual Life (Years) at December 31, 2001
$ .04	3,000,000	1.42

(11) Income Taxes

A reconciliation of income taxes at the federal statutory rate to amounts provided for the years ended December 31, are as follows:

	December 31,
	2001	2000
Tax expense/(benefit) computed at statutory rate for continuing operations	$503,500	$(384,000)
Change in valuation allowance, net of valuation allowance of acquired subsidiaries	-	384,000
Tax (benefit) of operating loss carryforwards	(503,500)	-
Tax expense/(benefit) for continuing operations	$ -	$ -

The Company has current net operating loss carryforwards in excess of $4,500,000 as of December 31, 2001, to offset future taxable income, which expire 2020.

Deferred taxes are determined based on the temporary differences between the financial statement and income tax bases of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse. The components of deferred income tax assets are as follows:

	December 31,
	2001	2000
Deferred tax assets:
Net operating loss	$ -	$ 777,100
Marketable securities	65,000	-
Total deferred tax asset	65,000	777,100
Valuation allowance	62,700	(605,200)
Net deferred asset	127,700	171,900
Deferred tax liability:
Difference in carrying value of property and equipment	(127,700)	(171,900)
Total deferred tax liability	(127,700)	(171,900)
Net deferred tax liability	$ -	$ -

At December 31, 2001, the Company provided a 100% valuation allowance for the deferred tax asset because it could not be determined whether it was more likely than not that the deferred tax asset/(liability) would be realized.

(12) Commitments and Contingencies

Prior to January 1, 1998, Acqueren relocated its operations from Brooklyn, New York to Nicholls, Georgia. In accordance with the move the Company executed a lease from an unrelated party for the Company's new facility. The current lease agreement expires October 9, 2002, and provides for annual rent of $40,500. Rent expenses of $40,740 and $40,737, respectively, were recorded in 2001 and 2000.

NPI sells automotive and electrical products primarily to companies in the United States and Canada. For the years ended December 31, 2001 and 2000, over sixty-eight percent of its sales were to two customers. Management of the Company performs ongoing credit evaluations and makes provision for uncollectible amounts when deemed necessary.

Various key officials of the Company have entered into employment agreements with the Company. The CEO of the Company entered into a two-year employment agreement which provides for a monthly salary of $2,000 plus a bonus as determined by the Board of Directors. The president of NPI previously entered into an at-will employment agreement that provides an annual salary of $124,000 plus a bonus based upon operating results of this subsidiary. The employment agreement also grants the president of NPI an option to purchase NPI common stock equal to 5% of NPI's equity at an exercise price of 5% of the total stockholder's equity, if NPI conducts an initial public offering of its common stock during the time of his employment.

The Company leases automobiles under operating leases expiring in various years through June 30, 2001. Future aggregate rental payments under these non-cancelable operating leases require annual payments of approximately $20,000 through 2001.

(13) Related Party Transactions

In January 2001, the Company sold 500,000 shares of the Company's restricted common stock for $20,000 to a director of the Company.

In January 2001, the Company issued 2,000,000 shares of restricted common stock to a director of the Company, which was valued at $60,000.

In April 2001, the Company issued 300,000 shares of the Company's restricted common stock to the directors of the Company, which was valued at $15,000.

In June 2001, the Company sold 500,000 shares of the Company's restricted common stock for $20,000 to a director of the Company.

In January 2000, the Company sold 2,500,000 shares of the Company's restricted common stock for $40,000 to a director of the Company.

In May 2000, the Company sold 12,500,000 shares of the Company's restricted common stock to a company controlled by the brother of the CEO of AIII for total consideration of $500,000. Of this amount, $250,000 was paid by conversion of an existing debt. The Company received cash for the remaining $250,000. The company that purchased the restricted common stock agreed to a two-year lock-up agreement whereby the stock is restricted for a two-year period, without registration rights. In addition, the Company received a 12-month commitment to borrow up to $500,000 for working capital requirements.

In June 2000, the Company sold 3,636,363 shares of the Company's restricted common stock to a trust established for the benefit of the son of the Company's CEO for a total purchase price of $200,000.

(14) Segment Information

The Company has three reportable segments and corporate overhead: industrial/commercial, oil and gas, and real estate. The industrial/commercial segment includes (1) a supplier of automotive after-market products; (2) a manufacturer and distributor of barbecue pits and custom sheet metal products for customers predominately in the energy industry; (3) distributors of specialty chemicals for the automotive after-market, including specializing in the application of spray-on bed liners for truck beds; and (4) a holding company for future commercial ventures. The oil and gas segment owns an oil, gas and mineral royalty interest in Washington County, Texas. The corporate overhead includes the Company's investment holdings including financing current operations and expansion of its current holdings as well as evaluating the feasibility of entering into additional businesses.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performances based on profit or loss from operations before income taxes, not including nonrecurring gains and losses and foreign exchange gains and losses.

The Company's reportable segments are strategic business units that offer different technology and marketing strategies. Most of the businesses were acquired as subsidiaries and the management at the time of the acquisition was retained.

Consolidated revenues, operating income/(losses), and identifiable assets were as follows:

	December 31,
	2001	2000
Revenues:
Industrial/Commercial	$10,368,798	$14,521,579
Oil and gas	-	8,587
Real estate	459,692	37,654
Corporate	-	-
	$10,828,490	$14,567,820
Income (loss) from operations:
Industrial/Commercial	$ 217,101	$ 107,872
Oil and gas	(8,860)	7,460
Real estate	312,144	(18,503)
Corporate expenses	(859,932)	(754,793)
	$ (339,547)	$ (657,964)
Identifiable assets:
Industrial/commercial	$ 4,907,223	$ 5,919,510
Oil and gas	77,694	78,016
Real estate	871,660	961,463
Corporate	2,071,964	354,769
	$ 7,928,541	$ 7,313,758

The Company's areas of operations are principally in the United States. No single foreign country or geographic area is significant to the consolidated financial statements.

ITEM 18. MATTERS NOT REQUIRED TO BE SUBMITTED

If action is to be taken with respect to any matter which is not required to be submitted to a vote of security holders, state the nature of such matter, the reasons for submitting it to a vote of security holders and what action is intended to be taken by the registrant in the event of a negative vote on the matter by the security holders.

APPROVAL OF PROPOSAL III, THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-ONE HUNDRED REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK

The Company's purpose for this proposal to authorize the share recapitalization is in connection with its plan to apply to have its shares of common stock listed on the American Stock Exchange ("AMEX"). The requirements for listing on the AMEX include: (i) pre-tax income of at least $750,000 during the most fiscal year, which the Company satisfies; (ii) market value of shares held by the public (public float) of $3,000,000, which the Company also satisfies; (iii) a market price of its shares of $3.00, which the Company does not presently satisfy; and (iv) stockholders' equity of $4,000,000, which the Company satisfies. In addition, AMEX listing requirements include the appointment of an Audit Committee comprised of independent directors. The Company has authorized the establishment of an Audit Committee, which shall be chaired by Herbert Shapiro, Jr., the Company's newly elected director, and by Erick Friedman, who has served as an independent director of the Company since his election in May 1998.

The Company's management believes that shareholder approval of this Proposal III for the one for one hundred reverse share recapitalization will enable our shares to satisfy the market price requirement for listing on the AMEX. However, there can be no assurance that the reverse share recapitalization will result in our satisfying the market price requirement for the AMEX listing. Many conditions including the overall US securities markets generally and other factors have an impact upon any public company's stock price and the number of shares issued and outstanding is only one factor.

The American Stock Exchange believes that it has the following advantages that result from listing:

  Market Quality
  Auction market efficiency
  Specialist commitment
  Leading specialist firms and brokerage houses
  Trading rule safeguards
  Trading Technology
  New trading platform
  Remote access and trading capability
  New order routing system
  Personalized Services
  Accessibility
  Visibility services
  Investor relations
  Additional benefits

The Board of Directors has approved and hereby is soliciting stockholder approval of a Certificate of Amendment to Articles of Incorporation pursuant to which each one hundred (100) shares of the issued and outstanding shares of common stock shall be converted into one (1) issued and outstanding share of common stock. If the Company's stockholders approve the proposed Certificate of Amendment to the Company's Articles of Incorporation, the following section shall be added to Article VI, which would then read as follows:

"Section 1. Authorized Shares. The total number of shares which the Corporation shall have the authority to issue is 2,100,000, which shall consist of 100,000 shares of Preferred Stock of the par value of $0.001 per share and 2,000,000 shares of Common Stock of par value $0.001 per share. The Board of Directors of the Corporation shall have authority to establish series of unissued shares of any or all of the Preferred Stock by fixing and determining the relative rights and preferences of the shares of any series so established within the limitations of Nevada law and to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued."

At the time of the filing of this Certificate of Amendment to the Company's Articles of Incorporation with the Secretary of State of the State of Nevada, (a) each one hundred (100) shares of issued and outstanding common stock shall automatically, without the necessity of any further action on the part of the holder thereof, be changed and reclassified into one (1) share of common stock.

Upon the occurrence of the reclassification effected by this Certificate of Amendment, each certificate for outstanding shares of common stock dated prior to the effective date of the reclassification  shall evidence, and be deemed to evidence, the number of shares of common stock into which the shares previously evidenced by such certificate shall have been reclassified in accordance with this Certificate of Amendment to the Articles of Incorporation, and the reclassification shall become effective in accordance with the terms hereof, whether or not any or all of the certificates evidencing old common stock shall have been surrendered or new certificates evidencing the number of shares of common stock into which such shares have been reclassified have been issued in accordance with this paragraph.

Following the approval of this proposal, and the filing of the Certificate of Amendment to the Company's Articles of Incorporation  each holder of shares of old common stock shall receive a letter of transmittal from our transfer agent, First American Stock Transfer, Inc., 1717 East Bell Road, Suite 2, Phoenix, AZ 85022 and shall either (a) surrender each certificate evidencing any such shares pursuant to the instructions in such letter of transmittal or (b) notify the Company and its transfer agent that such certificate has been lost, stolen or destroyed and execute an agreement and such other documents as shall be deemed satisfactory to the Company to indemnify both the Company and the transfer agent from any loss incurred by it in connection with the reissuance of such lost, stolen or destroyed certificate.

The Company shall issue and deliver or cause to be issued and delivered by its transfer agent to such holder a certificate or certificates, in the name shown on such certificate evidencing old common stock, for the number of whole shares of common stock into which the shares of old common stock evidenced by the surrendered (or lost, stolen or destroyed) certificate have been reclassified, dated as of the date on which the conversion became effective. The Company shall not be obligated to issue any certificate evidencing shares of common stock in connection with the reclassification except in accordance with this paragraph. Notwithstanding the foregoing, no fraction of a share of common stock shall be issued by virtue of the reverse share recapitalization, but in lieu thereof, each holder of shares of old common stock who would otherwise be entitled to a fraction of a share of common stock (after aggregating all fractional shares of common stock to be received by such holder) shall receive from the Company the number of shares of common stock the holder would otherwise be entitled to, rounded up to the next number of whole shares of common stock. The par value of the common stock of $0.001 shall remain unchanged.

Effects of the Reverse Share Recapitalization

The reverse share recapitalization will not affect in any manner the relative rights and preferences of the Company’s shareholders. There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company’s holders of common stock; nor will the recapitalization affect in any manner the ability of the Company’s shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws. Any and all outstanding options and other rights exercisable or convertible into shares of common stock will be adjusted as a result of the recapitalization. The adjustment will consist of an increase in the exercise price or conversion value per share by the factor of the one for one hundred reverse and the number of shares issuable upon exercise or conversion will be reduced by the same factor. For example, if the one for one hundred reverse is implemented, an option, or other right exercisable or convertible into 1,000,000 shares of common stock at an exercise price or conversion value of $0.10 per share immediately before implementation of the reverse would be exercisable or convertible into 10,000 shares of common stock at an exercise price or conversion value of $1.00 per share immediately after implementation of the reverse. All other relative rights and preferences of holders of outstanding options and other rights convertible or exercisable into shares of the Company’s common stock shall remain unchanged. The Company currently has no intention of going private, and this proposed reverse share recapitalization is not intended to be a first step in a going private transaction.

Reasons for the Reverse Split

The Board of Directors believes that approval of the reverse split is in the best interest of the Company and its shareholders for the following reasons:

In order for the Company’s common stock to be listed on the AMEX, the Company must qualify for a listing price of $3.00 per share and a continued listing criteria of the AMEX. AMEX's maintenance criteria include, among other things, the requirement that the Company's common stock maintain a minimum closing bid price of at least $3.00 per share for specified periods of time. As of the date of this proxy statement, the Company does not satisfy the minimum closing bid price criteria. As a result, it may be necessary to implement the reverse share recapitalization with respect to the Company's common stock in order to meet AMEX's maintenance criteria and to ensure that the Company’s common stock will qualify for listing on AMEX. In addition, the Board of Directors believes that the reverse share recapitalization, which is intended to result in a higher per share trading price of the Company’s common stock, may enable the Company to attract additional interest in its common stock from the investment community, particularly market-makers. Some broker-dealers and investment bankers require that a company's common stock maintain a minimum public trading price before those broker-dealers or investment bankers will agree to make a market in that security. As a result, we believe that the reverse has the potential of improving the liquidity of the public market for the Company's common stock. There can be no assurance that the one for one hundred reverse will have any of the desired effects, including without limitation satisfying the per share price requirement for listing of the Company's shares on the American Stock Exchange, or that the market price of the Company's shares will increase at all. The market price of the Company's shares could decrease to pre-split levels.

The following table reflects the high and low bid price of the Company's shares since 2000, as reported by the National Quotation Bureau. These prices reflect inter-dealer prices, without retail mark-ups, markdowns or commissions, and may not necessarily represent actual transactions.

Fiscal Year 2000
Quarter Ending March 31,*	$0.10	$0.03
Quarter Ending June 30,*	$0.12	$0.04
Quarter Ending September 30,*	$0.12	$0.06
Quarter Ending December 31,*	$0.09	$0.03

Fiscal Year 2001
Quarter Ending March 31,*	$0.06	$0.03
Quarter Ending June 30,	$0.07	$0.04
Quarter Ending September 30,	$0.06	$0.03
Quarter Ending December 31,	$0.05	$0.02

Fiscal Year 2002
Quarter Ending March 31,	$0.04	$0.03
Period Ending April ,	$0.05	$0.02
* As noted above the Company's shares quoted on the pink sheets from November 4, 1999 until March 20, 2001, following which the Company's shares were subject to quotation on the OTC:BB.

Required Vote

The approval of the reverse share recapitalization requires the affirmative vote of a majority of all the outstanding shares of the Company's common stock.

ITEM 19. AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS.

Reference is made to the discussion under Item 18 above.

ITEM 21. VOTING PROCEDURES

The presence, in person or by proxy, of the holders of a majority of the shares of outstanding common stock of the Company entitled to vote is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a plurality of the shares of common stock represented at the meeting and entitled to vote is required for the election of directors. A holder of shares of common stock of the Company will be entitled to one vote per share as to each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting for purposes of determining a quorum. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. For any matters requiring approval of a specified percentage of the outstanding shares represented at the Annual Meeting and entitled to vote on such matter, abstentions will have the effect of negative votes, but broker non-votes will have no effect since they are not treated as shares entitled to vote on such matter.

SHAREHOLDER PROPOSALS AND SUBMISSIONS FOR 2001 ANNUAL MEETING

If any Shareholder wishes to present a proposal to be considered for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the Annual Meeting of Shareholders, such proposal shall have been presented to the Company's management by _______, 2002. Such proposals should be directed to the Company’s office, 601 Cien Street, Suite 235, Kemah, TX 77565

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. YOUR VOTE IS IMPORTANT. IF YOU ARE A SHAREHOLDER OF RECORD AND ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANYTIME PRIOR TO THE VOTE.

Dated: May__ , 2002

By Order of the Board of Directors
Daniel Dror, CEO and Chairman

PROXY [PROXY CARD]
AMERICAN INTERNATIONAL INDUSTRIES, INC.
601 CIEN STREET, SUITE 235, KEMAH TEXAS 77565

This Proxy is solicited by the Board of Directors of American International Industries Inc. for an Annual Meeting of Shareholders to be held on _______ __, 2002, at 10:00 a.m., local time,  at the __________________, located at _______________________, Houston, Texas.  The undersigned hereby appoints Daniel Dror with full power of substitution, and with discretionary authority, the proxy of the undersigned, to vote all shares of Common Stock the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on March 9, 2002, and at any adjournment thereof, upon the matters listed below, and in accordance with his best judgment with respect to any other matters which may properly come before the meeting. The proxy, when duly executed, will be voted in the manner directed herein, and in the absence of specific directions to the contrary, this proxy will be voted "FOR":

Proposal One: To ratify the election of five members to the Company's Board of Directors to serve for the ensuing year or until their successors are duly elected and qualified

Nominee	Directors Recommend		For	Against	Abstain
Daniel Dror	FOR	>
Erick Friedman	FOR	>
Charles R. Zeller	FOR	>
John W. Stump III	FOR	>
Herbert Shapiro,Jr.	FOR	>

Proposal Two: To ratify the appointment of R. E. Bassie & Co., as our independent auditors for the fiscal year 2002, to conduct the audit of the Company's financial statements for the fiscal year ended December 31, 2001 and such other periods as the Board of Directors may determine; and

Directors Recommend		For	Against	Abstain
FOR	>

Proposal Three: To authorize the proposed share recapitalization of the Company's issued and outstanding common stock on a one for one hundred basis.

Directors Recommend		For	Against	Abstain
FOR	>

Proposal Four: To transact such other business as may properly come before the Meeting and any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS.

The undersigned hereby revokes any proxy or proxies to vote heretofore given by the undersigned to any persons with respect to such shares.

Please sign exactly as your name appears on the stock certificate. If shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, guardian, or other capacity, please give title as such.)

___________, 2002

___________________________	___________________________
Signature of Shareholder	Signature of Shareholder

___________________________	___________________________
Printed Name	Printed Name

PLEASE SIGN AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE, DATE AND RETURN PROXY [PROXY CARD] IN THE ENCLOSED ENVELOPE TO:

AMERICAN INTERNATIONAL INDUSTRIES INC.
601 Cien Street, Suite 235
Kemah, TX 77565-3077